Exhibit 4


                   CERTIFICATE AND AGREEMENT OF PARTICIPATION

                               SILVER DINER, INC.

                       RESTAURANT OWNER OPERATOR PROGRAM

         This Certificate and Agreement of Participation ("Certificate of Participation") is entered into as of this ____ day of __________, 1997, by and between Silver Diner, Inc., a Delaware corporation ("SDI") and its wholly-owned subsidiary Silver Diner Development, Inc., a Virginia corporation (both corporations being collectively referred to herein, unless the context otherwise requires, as "Silver Diner") and _______________ ("Owner Operator").

         1.       Owner Operator; Duties and Performance; Effective Date.

         Silver Diner hereby retains the Owner Operator to serve as the general manager for the Silver Diner Restaurant located at _________________ (the "Restaurant") on the terms and conditions set forth herein.

                  (a) Duties. The Owner Operator's duties shall include (i) managing the day-to-day business, operations and affairs of the Restaurant; (ii) assuming responsibility for efficiently and effectively operating the Restaurant so as to achieve high levels of customer satisfaction, (iii) assuming responsibility for the supervision, retention, and development of Restaurant employees and operating personnel, (iv) using his/her best efforts to promote the Restaurant's image in the community that it serves, and (v) carrying out such other duties as may be delegated from time to time by the officers of Silver Diner.

                  (b) Full Time. The Owner Operator shall devote his/her full time and attention to operating the Restaurant.

                  (c)   Effective Date.   The date  the  Owner  Operator assumes
on-site general management responsibilities for his or her restaurant shall be the "Effective Date."

         2.       Base Salary; Benefits; Profit Sharing.

         In consideration of the Owner Operator's services, commencing on the Effective Date the Owner Operator shall (i) receive from Silver Diner the Base Salary and benefits described below and (ii) be entitled to participate and share in the Restaurant's operating income described below.

                  (a) Base Salary and Benefits. The annual Base Salary of the Owner Operator shall be $45,000 payable bi-weekly. Silver Diner shall also provide such benefits as may generally be provided to other management employees, (which may change from time to time) including health and dental insurance for the Owner Operator and eligible members of his/her family, and two weeks of vacation per year, with scheduling approved by Silver Diner.

                  (b) Monthly Profit Sharing. The Owner Operator shall be entitled to receive in cash five percent (5%) of the monthly Restaurant Operating Income (as defined below) of the Restaurant, which amount shall be paid to the Owner Operator within thirty (30) days of the close of the month. As used in this Certificate of Participation:

     (bullet) a month shall mean that period of time as reflective of the monthly accounting period then being used by Silver Diner for financial reporting purposes, which period now consists of four week or 28 days, and


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     (bullet)     Restaurant  Operating  Income  shall mean the net sales of the
                  Restaurant determined by Silver Diner in accordance with generally accepted accounting principles consistently applied ("GAAP") for the for the month less cost of sales, labor, and operating expenses of the restaurant (including allocated corporate expenses on behalf of the restaurant, such as advertising and menu costs, not to exceed three percent (3%) of the Restaurant's net sales), occupancy costs (including rent, property and real estate taxes, and insurance for the month) and depreciation and amortization allocable to the Restaurant. However, if land upon which a Restaurant is
                  situated  is  owned  by  Silver  Diner,  there  will   be   an
                  appropriate ground rent allocation to the Restaurant.

                  (c) Quarterly Positive Sales Profit Sharing. The Owner Operator shall be entitled to receive in cash two percent (2%) of the Restaurant Operating Income for each fiscal quarter if his/her Restaurant has positive same store sales for the quarter. Appendix I attached hereto sets forth the methods to be used in determining whether there are positive same store sales.

         3.       Restricted Stock Awards.

                  Silver Diner will issue to the Owner Operator at the times and in the amounts specified below that number of fully paid and non-assessable shares of SDI Common Stock ("Common Stock") as provided below.

                  (a) Annual Awards. Subject to the terms of Section 5 and prior to any Termination under Section 6, the Owner Operator shall be awarded on the 365th day following commencement of the quarter occurring immediately after the quarter in which the Effective Date occurs and on each subsequent anniversary of such commencement (each such date being referred to as the "Award Date") that number of shares of Common Stock as determined by dividing the closing price of the shares of Common Stock on the NASDAQ National Market System on the day immediately preceding each Award Date into:

     (bullet)    $5,000 for the first anniversary following the Award Date
     (bullet)    $7,500 for each of the second and third anniversaries following the Award  Date,  and
     (bullet)    $10,000  for the  fourth  and fifty anniversaries following the
                 Award Date.

                  (b) Restrictions. The shares of Common Stock awarded to the Owner Operator shall be subject to each of the restrictions and limitations contained in Section 5.

         4.       Silver Diner Stock Investment

         The Owner Operator shall be obligated on the Effective Date to invest $12,500 in Silver Diner and have the option to invest an additional $12,500 as follows:

                  (a) Mandatory Investment. The Owner Operator shall be required to invest $12,500 in SDI by purchasing for cash shares of Common Stock at a price equal to 50% of the closing price of the shares of Common Stock on the National Market System on the day immediately preceding the date that the Owner Operator pays for such shares (the "Closing Price"), which date must be on or before the fifth business day following the date of the execution of this Agreement.

                  (b) Optional Investment.   The Owner Operator shall also  have
the option, but not the obligation, to invest an additional $12,500 in SDI by purchasing shares of Common Stock at a price equal to 50% of the Closing Price.

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                  (c) Payment.  The Owner  Operator shall pay the purchase price for the shares of Common Stock in cash on or before the Effective Date. The Owner Operator understands that failure to do so will result in no payment or accrual of monthly profit sharing or quarterly positive sales profit sharing and in no stock awards being granted or accrued until the purchase price is paid.

                  (d) Silver Diner Repurchase Right. Silver diner shall have the option, but not the obligation, to purchase the shares of Common Stock acquired by the Owner Operator pursuant to Sections 4(a) and 4(b) at any time during the ninety (90) day period following Termination of this Certification of
Participation (except if Termination is by reason of death or disability as provided below) if Termination occurs at any time during the five years following the Effective Date on payment to the Owner Operator in case of the amount originally paid by the Owner Operator to SDI to acquire such shares from SDI without payment of any premium or interest.

                  (e) Bank Loan Default. If the Owner Operator borrows money from a bank for all or part of the purchase price for his/her purchase of common shares of Silver Diner pursuant to the mandatory or optional investment provisions set forth above, which bank loan is secured by a pledge of all of such purchased shares, and defaults on such bank loan, the bank shall have the right to send notice of such default to Silver Diner and request that Silver Diner repurchase the pledged shares. Silver Diner shall have the right, but not the obligation, during the ten (10) day period following receipt of such notice and request from the bank to repurchase the pledged shares in cash of the amount originally paid by the Owner Operator to SDI, without payment of any premium or interest. If Silver Diner does not exercise such repurchase right, the bank may dispose of the pledged shares free of any restrictions on transferability other than under applicable federal and state securities laws.

                  (f) Transfer Restrictions; Liens. All shares of Common Stock acquired by the Owner Operator pursuant to Section 4(a) (Mandatory Investment) and 4(b) (Optional Investment) shall be subject to the provisions of Section 4(c) (Silver Diner Repurchase Right), 4(d) (Bank Loan Default), 5(a) (Stock Transfer Restrictions), 5(b) (Stock Dividends, etc.), and 5(d) (Legends) for a period of five years following the Effective Date.

         5.       Stock Transfer Restrictions, Vesting; Legends.

                  (a) Stock Transfer Restrictions. The Owner Operator agrees that for a period beginning on the Effective Date and ending on the anniversary of (i) the fifth year following the Effective Date with respect to the shares acquired pursuant to Section 4(a) (Mandatory Investment) and 4(b) (Optional Investment), (ii) the fourth year following the Award Date with respect to the Award Shares for the first year and (iii) the third year following the Award Date with respect to the Award Shares for each year thereafter; he/she shall not, directly or indirectly, sell, assign, transfer, convey, give, bequeath, grant a security interest in, otherwise encumber, make a short sale of, loan, grant any option for the purchase of, or otherwise dispose of, voluntarily or involuntarily, the Common Stock acquired pursuant to Section 3 or 4 and any such transfer or attempted transfer shall be void; provided, however, that all provisions of this Section 5(a) shall terminate (i) immediately in the event of the Owner Operator's death and (ii) on Termination by Silver Diner in the event of the Owner Operator's disability.

                  (b) Stock Dividends, Splits, Reclassifications and Subdivisions. In the event that SDI, or any successor entity, declares a dividend or makes a distribution on the Common Stock payable in securities or subdivides or reclassifies the Common Stock or reorganizes, consolidates or merges with or into any other legal entity, then any securities issues as a result of any such event shall be deemed to constitute part of the shares of Common Stock sold or Awarded to the Owner Operator and shall be deemed to constitute part of the shares of Common Stock sold or Awarded to the Owner Operator and shall be subject to Sections 3, 4 and 5.

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                  (c) Vesting.  The shares of Common Stock  awarded to the Owner
Operator pursuant to Section 3 (including the allocable portion of the shares issued pursuant to an event specified in Section 3(b)) shall, except for death or disability as determined by Silver Diner, be forfeited and canceled without payment of any consideration to the Owner Operator if this Certificate of Participation is Terminated (as defined below) prior to expiration of the fourth year following the Award Date with respect to the shares awarded on the first year following the Effective Date and for each year thereafter.

                  (d) Legends. Each certificate representing shares of Common Stock issued pursuant to this Certificate of Participation shall conspicuously bear a legend in substantially the following form.

                  "The transfer of the Common Stock (by sales, transfer, conveyance, gift, bequest, hypothecation, pledge or otherwise) represented by this certificate is restricted and the shares of Common Stock are, pursuant to the terms of an agreement to which the Corporation is a party, as such agreement may be amended, supplemented, or otherwise modified from time to time, subject either (i) to the right of the corporation to redeem such shares for cash at a price substantially less than the price at which the shares of Common Stock may be trading, or (ii) to forfeiture without payment of any consideration and the Corporation has a lien on the Common Stock represented by this certificate to ensure payment and performance of all obligations thereunder. A copy of the Agreement is on file at the Corporation's office."

         6.       Termination.

                  (a) Termination by Silver Diner or by the Owner Operator. Silver Diner reserves the right to terminate the services of the Owner Operator and, except as provided in Section 6(c), all obligations and liabilities under this Certificate of Participation at any time for any reason in its sole and absolute discretion and with or without cause. The Owner Operator reserves the right to resign and terminate, except as provided in Section 6(c), all obligations and liabilities under this Certificate of Participation at any time for any reason in his/her sole and absolute discretion and with or without cause.

                  (b) Effective of Termination. As used in this Certificate of Participation, "Termination" shall mean termination pursuant to this Section 6.

                           (i)  Following Termination for any reason, other than
death or the determination by Silver Diner of disability, the Owner Operator shall be entitled to receive the Base Salary which has accrued prior to the date of Termination, the Profit Participation which has accrued for the month or quarter preceding the month or quarter in which Termination occurs and that number of shares of Common Stock acquired by the Owner Operator pursuant to
Section 3 (the Award Shares) which shall have been held for the periods of time required by Section 5 and the Owner Operator's right to the shares of Common Stock which have not been held for the period of time required by Section 5 shall be forfeited. In addition, the shares of Common Stock purchased by the Owner Operator pursuant to Section 4 shall be subject to Silver Diner's option, but not obligation, to purchase or redeem such shares as provided in Section 4(c) (Termination) and 4(d) (Bank Loan Default).


                           (ii)  Following  Termination   for   death   or   the
determination by Silver Diner of disability, the Owner Operator, and in the event of death, the representative of the Owner Operator, shall be entitled to receive the Base Salary which has accrued prior to the date of Termination, the Profit Participation which has accrued for the month or quarter preceding the month

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or quarter in which Termination occurs and all shares of SDI Common Stock issued to the Owner Operator pursuant to Sections 3 and 4 shall become fully vested and free and clear of any and all liens, claims or restrictions arising under or by virtue of this Certificate of Participation.

                           (iii)    Following  Termination  for  any reason, the
provisions of Sections 7 through 20 shall remain in full force and effect.

                  (c) Employment at Will. Nothing contained in this Certificate of Participation shall constitute or be evidence of any agreement or understanding, express or implied, on the part of Silver Diner to employ the Owner Operator for any specific period of time or create any obligation or liability other than as specifically set forth herein and employment of the Owner Operator is and shall remain an employment at will.

         7.       Confidential Information.

         The Owner Operator agrees that all Confidential information (as defined below) relating to Silver Diner or to its business and affairs, including without limitation, any information whatsoever concerning its organization, management or finances, shall at all times and notwithstanding that Termination shall have occurred, be treated as confidential and shall not be used, disclosed, divulged or otherwise placed at the disposal of any person or entity except to the extent that (i) the parties hereto may otherwise agree in writing,
(ii) such information is required to be disclosed by law, (iii) such information is otherwise publicly available other than by reason of a breach by such party of this Section 7 or (iv) such information is submitted into evidence in any legal proceedings between or among the parties.

         "Confidential Information" means all information, records, documents, accounts and correspondence of every description regarding past, current or future business activities interests, methodology or affairs whether written, recorded or stored by electronic, magnetic, electro-magnetic or other form or process or otherwise in machine or computer readable form including without limitation:

                  (a) business plans, research, know-how, development and survey information,

                  (b) customer, staff, and all other training manuals and product policy manuals, recipes, and

                  (c) planning and marketing strategies, procedures, techniques and information.

         8.       Non-Competition.

         The Owner Operator agrees that during the period of time that he/she is providing services hereunder and for a period ending on the first anniversary of any Termination:

                           (i) The Owner Operator will not engage, without first
obtaining Silver Diner's prior written consent, directly or indirectly within 25 miles of a then existing Silver Diner Restaurant, in any restaurant business
(x) with the word "Diner" in its name or logo or which is commonly understood to be a diner or (y) whose menu, trade dress and pricing are substantially similar to that employed in the Silver Diner Restaurants, whether as employee, officer, director, partner, joint venture, stockholder (other than the holder of less than 5% of the stock of a

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corporation,  the  securities  of which  are  traded  on a  national  securities exchange or in the over-the-counter market), consultant or agent.

                           (ii)     The Owner Operator will not engage,  without
first obtaining Silver Diner's prior written consent, directly or indirectly, within the United States, in any restaurant business with the word "Diner" in its name or logo or which is commonly understood to be a diner, whether as employee, officer, director, partner, joint venturer, stockholder (other than the holder of less than 5% of the stock of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market), consultant or agent.

                           (iii)   The Owner Operator will not induce or attempt
to persuade any employee of Silver Diner to terminate his or her employment relationship in order to enter into employment which is competitive with Silver Diner.

                           (iv)     It is the intent and  understanding of  each
party hereto that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 8 any term, any restriction, covenant or promise contained therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency, and such finding shall not, in any event, affect the enforceability of any other term, restriction, covenant, or promise herein.

         9.       Enforcement Costs.

         If any legal action or other proceeding is brought for the enforcement of any right provided for in this Certificate of Participation, or because of an alleged dispute or breach in connection with any provisions of any right provided for in this Certificate of Participation, the party who shall substantially prevail shall be entitled to recover from the other party all reasonable attorneys' fees, court costs and all expenses (even if not taxable as court costs), including without, limitation, all such fees, costs and expenses incident to appeals, incurred in connection with such action or proceeding, in addition to any other relief to which the party may be entitled.

         10.      Withholding of Taxes.

         Silver Diner shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Owner Operator any federal, state or local taxes of any kind required by law to be withheld, including any withholding required on expiration of the restrictions imposed on the shares of Common Stock awarded or sold to the Owner Operator pursuant to the provisions of this Certificate of Participation.

         11. Term. The Term of this Certificate of Participation shall be five (5) years from the Effective Date except that the provisions of Sections 5-20 shall survive the Term.

         12.      Applicable Law and Venue.

         This Certificate of Participation shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of any legal or equitable action arising under this Certificate of Participation, the parties agree that the jurisdiction and venue of such action shall lie exclusively within either the state courts of Maryland ocated in Montgomery County or the United States District Court for the District of Maryland in Prince George's County, Maryland, and the parties do hereby waive any other jurisdiction and venue.

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         13.      Assignment Prohibited.

         This Certificate of Participation is personal to the Owner Operator and he/she may not assign or alienate any of his/her obligations under this Certificate of Participation without the written consent of Silver Diner. This Certificate of Participation shall be binding upon Silver Diner and its successors and assigns.

         14.      Severability.

         If any part of this Certificate of Participation is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Certificate of Participation shall not be invalid and shall be given full force and effect so far as possible.

         15.      Waivers.

         The failure or delay of either party at any time to require performance by the other of any provision of this Certificate of Participation, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by either party of any breach of any provision of this Certificate of Participation shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Certificate of Participation. No notice to or demand on either party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         16.      Remedies Cumulative.

         No remedy conferred upon any party pursuant to this Certificate of Participation is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         17. Waiver of Jury Trial. The parties hereto hereby irrevocable covenant and agree not to elect a trial by jury of any issues triable by a jury and waive any right to trial by jury fully to the extent any such right should now or hereafter exist. This waiver of right to a trial by jury is separately given, knowingly and voluntarily but the Owner Operator and Silver Diner and this waiver is intended to incorporate individually each instance and each issue as to which the right to a trial by jury would otherwise occur.

         18.      Entire Agreement; Amendments.

         This Certificate of Participation incorporates the entire agreement between the parties with respect to the subject matter of the Certificate of Participation, and supersedes all other prior or contemporaneous agreements, negotiations or discussions between the parties with respect to employment, compensation and benefits and no change or modification shall be valid unless made in writing and signed by both the parties.

         19.      Notices.

         All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be (a) delivered personally, (b) by overnight courier, (c) transmitted by


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telecopier,  or  (d)  by  registered  or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Silver Diner:

                           Silver Diner, Inc.
                           11806 Rockville Pike
                           Rockville, Maryland 20852
                           Attention: President

                  (b) if to the Owner Operator at the address maintained by Silver Diner for the Owner Operator.

         20. This Certificate of Participation may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties hereto need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Certificate of Participation as of the date first set forth above.
                                 Silver Diner, Inc.
                                 Silver Diner Development, Inc.

Date:__________________          By:_______________________________
                                      Robert T. Giaimo, President

Date:__________________          By:_______________________________
                                                   , Owner Operator

By his or her signature above, the Owner Operator agrees to make the $12,500 minimum investment in Silver Diner pursuant to Section 4(a) and the Owner Operator agrees to make an optional investment in Silver Diner of $______________ pursuant to Section 4(b).



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                                                                      APPENDIX I
                                   to Certificate and Agreement of Participation


             Owner Operator Quarterly Positive Sales Profit Sharing

         1. If there are positive same Store sales for the quarter in question (sales exceed target), the Owner Operator's share of the Restaurant Income will be two percent (2%).

         2. For existing Stores, the quarter sales target will be based upon sales in the corresponding fiscal quarter for the prior fiscal year.

         3. For new Stores, the quarterly sales target will be based upon a budget to be established by Silver Diner for the fiscal quarter in which the Store is opened and for the next four quarters. Such budget will be based upon an estimate of the market for each particular location and Silver Diner's investment in the Diner at each location. A sales target for the next two quarters (5th and 6th) will be based upon the 3rd and 4th quarters (seasonally adjusted). It is anticipated that this method will factor out the "honeymoon" performance of a new Store from opening through the 1st and 2nd full quarters. Commencing with the 7th full quarter after the Store opening, the sales target will be based upon the sales in the corresponding quarter of the prior fiscal year.

         4. Recognizing that circumstances could occasionally cause a Store's sales for any quarter to be less than the corresponding quarter of the prior fiscal year, the Quarterly Positive Sales Profit Sharing will be paid if the Store's year-to-date sales equal or exceed targeted year-to-date sales.

         5. In preparing sales targets and in comparing quarterly sales with sales in prior periods, Silver Diner will take into account the occasional impact of 53-week fiscal years.

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                       Restaurant Owner Operator Program

                                [ALTERNATIVE I ]
                                   [FORM OF]
                          Addendum No. 1 to a Certain
                   Certificate and Agreement of Participation
                               Silver Diner, Inc.
                      (The "Certificate of Participation")

This Addendum No. 1 to that certain Certificate of Participation by and between Silver Diner, Inc., and its wholly-owned subsidiary Silver Diner Development, Inc. and ________ is made as of February ___, 1997.

RECITALS

R-1. All defined terms in the Certificate of Participation shall have the same meanings in this Addendum No. 1.

R-2. Silver Diner has introduced a Restaurant Owner Operator Program (the "Owner Operator Program") to be implemented in part through the Certificate of Participation.

R-3. Silver Diner recognizes that the Owner Operator Program requires certain variances as it relates to existing managers who desire to become Owner Operators under the Owner Operator Program.

R-4. The compensation of existing managers who do not elect to participate in the Owner Operator Program shall be comprised of their existing base salary and their participation in a Silver Diner bonus plan as determined from time to time.

It is mutually agreed that notwithstanding anything to the contrary in the Certificate of Participation, the following shall apply:

1. Provided this Addendum No. 1 is signed by the Owner Operator on or before February 14, 1997, the Effective Date shall be January 1, 1997.

2. Appropriate adjustments shall be made with respect to compensation paid by Silver Diner to the Owner Operator for the period from January 1, 1997 and prior to February 14, 1997, so that the Owner Operator shall have received the same amounts that he or she would have received from Silver Diner if the Certificate of Participation had been in effect as of January 1, 1997.

3.       January  1,  1997,  shall be deemed to be the first  Award  Date  under
         Section 3 of the Certificate of Participation so that the Owner Operator shall receive credit for the purpose of the restricted stock awards for his or her employment by Silver Diner for all of 1996, as though the Owner Operator Program had been in effect on January 1, 1996. Accordingly:

         [ ] January 1, 1997, shall be the first anniversary of the Award Date ($5,000 stock award).

         [ ] January 1, 1998 and January 1, 1999 shall be the second and third anniversaries of the respective Award Dates ($7,500 stock awards).

         [ ] January 1, 2000 and January 1, 2001 shall be the fourth and fifth anniversaries of the respective Award Dates ($10,000 stock awards).

         [ ] The January 1, 1997 Award Date shall apply to vesting and restrictions on transferability, thereby crediting 1996 as a year of service.

4. In determining Restaurant Operating Income, the rent portion of occupancy costs shall be deemed to be $213,005 a year (at Rockville - $406,093) and the depreciation of building assets shall be deemed to be $82,498 a year (at Rockville $190,879).

5. The Owner Operator shall be required to invest $10,000 in SDI, rather than $12,500, by purchasing shares of Common Stock in SDI having an aggregate market value of $30,000 rather than $25,000 and shall have the option to invest up to an additional $12,500 in SDI by purchasing shares of Common Stock in SDI having an aggregate market value of $25,000.

6. The Owner Operator shall pay the purchase price for his or her investment in Silver Diner on or before February 18, 1997. The Closing Price shall equal 33 1/3% of the lower of the Closing Price of the shares of Common Stock on the NASDAQ National Market System on (i) December 31, 1996 or (ii) February 17, 1997.

                                           Silver Diner, Inc.
                                           Silver Diner Development, Inc.


Date: __________________                   By: ________________________________
                                                    Robert T. Giaimo, President


Date: __________________                   By: ________________________________
                                                               , Owner Operator


                       Restaurant Owner Operator Program

                                [ALTERNATIVE II]
                                   [FORM OF]
                          Addendum No. 1 to a Certain
                   Certificate and Agreement of Participation
                               Silver Diner, Inc.
                      (The "Certificate of Participation")

This Addendum No. 1 to that certain Certificate of Participation by and between Silver Diner, Inc., and its wholly-owned subsidiary Silver Diner Development, Inc. and ___________ is made as of February ___, 1997.

RECITALS

R-1. All defined terms in the Certificate of Participation shall have the same meanings in this Addendum No. 1.

R-2. Silver Diner has introduced a Restaurant Owner Operator Program (the "Owner Operator Program") to be implemented in part through the Certificate of Participation.

R-3. Silver Diner recognizes that the Owner Operator Program requires certain variances as it relates to existing managers who desire to become Owner Operators under the Owner Operator Program.

R-4. The compensation of existing managers who do not elect to participate in the Owner Operator Program shall be comprised of their existing base salary and their participation in a Silver Diner bonus plan as determined from time to time.

It is mutually agreed that notwithstanding anything to the contrary in the Certificate of Participation, the following shall apply:

1. Provided this Addendum No. 1 is signed by the Owner Operator on or before February 14, 1997, the Effective Date shall be January 1, 1997.

2. Appropriate adjustments shall be made with respect to compensation paid by Silver Diner to the Owner Operator for the period from January 1, 1997 and prior to February 14, 1997, so that the Owner Operator shall have received the same amounts that he or she would have received from Silver Diner if the Certificate of Participation had been in effect as of January 1, 1997.

3. In determining Restaurant Operating Income, the rent portion of occupancy costs shall be deemed to be $213,005 a year (at Rockville - $406,093) and the depreciation of building assets shall be deemed to be $82,498 a year (at Rockville $190,879).

4. The Owner Operator shall be required to invest $10,000 in SDI, rather than $12,500, by purchasing shares of Common Stock in SDI having an aggregate market value of $30,000 rather than $25,000 and shall have the option to invest up to an additional $12,500 in SDI by purchasing shares of Common Stock in SDI having an aggregate market value of $25,000.

5. The Owner Operator shall pay the purchase price for his or her investment in Silver Diner on or before February 18, 1997. The Closing Price shall equal 33 1/3% of the lower of the Closing Price of the shares of Common Stock on the NASDAQ National Market System on (i) December 31, 1996 or (ii) February 17, 1997.

                                           Silver Diner, Inc.
                                           Silver Diner Development, Inc.


Date: ________________                     By: ________________________________
                                                    Robert T. Giaimo, President


Date: ________________                     By: ________________________________
                                                               , Owner Operator

                       Restaurant Owner Operator Program

                               [ALTERNATIVE III]
                                   [FORM OF]
                          Addendum No. 1 to a Certain
                   Certificate and Agreement of Participation
                               Silver Diner, Inc.
                      (The "Certificate of Participation")

This Addendum No. 1 to that certain Certificate of Participation by and between Silver Diner, Inc., and its wholly-owned subsidiary Silver Diner Development, Inc. and ________ is made as of February ___, 1997.

RECITALS

R-1. All defined terms in the Certificate of Participation shall have the same meanings in this Addendum No. 1.

R-2. Silver Diner has introduced a Restaurant Owner Operator Program (the "Owner Operator Program") to be implemented in part through the Certificate of Participation.

R-3. Silver Diner recognizes that the Owner Operator Program requires certain variances as it relates to existing managers who desire to become Owner Operators under the Owner Operator Program.

R-4. The compensation of existing managers who do not elect to participate in the Owner Operator Program shall be comprised of their existing base salary and their participation in a Silver Diner bonus plan as determined from time to time.

It is mutually agreed that notwithstanding anything to the contrary in the Certificate of Participation, the following shall apply:

1. Provided this Addendum No. 1 is signed by the Owner Operator on or before February 14, 1997, the Effective Date shall be January 1, 1997.

2. Appropriate adjustments shall be made with respect to compensation paid by Silver Diner to the Owner Operator for the period from January 1, 1997 and prior to February 14, 1997, so that the Owner Operator shall have received the same amounts that he or she would have received from Silver Diner if the Certificate of Participation had been in effect as of January 1, 1997.

3. The Owner Operator shall receive on January 1, 1998, in addition to the award for 1997, an award of Common Stock having a market value of $2,500 (determined in the manner provided in Section 3(a) of the Certificate of Participation) for his 1996 service as a General Store Manager. The Award Date shall be deemed to be January 1, 1998.

4. In determining Restaurant Operating Income, the rent portion of occupancy costs shall be deemed to be $213,005 a year (at Rockville - $406,093) and the depreciation of building assets shall be deemed to be $82,498 a year (at Rockville $190,879).

5. The Owner Operator shall be required to invest $10,000 in SDI, rather than $12,500, by purchasing shares of Common Stock in SDI having an aggregate market value of $30,000 rather than $25,000 and shall have the option to invest up to an additional $12,500 in SDI by purchasing shares of Common Stock in SDI having an aggregate market value of $25,000.

6. The Owner Operator shall pay the purchase price for his or her investment in Silver Diner on or before February 18, 1997. The Closing Price shall equal 33 1/3% of the lower of the Closing Price of the shares of Common Stock on the NASDAQ National Market System on (i) December 31, 1996 or (ii) February 17, 1997.

                                          Silver Diner, Inc.
                                          Silver Diner Development, Inc.


Date: ____________________                 By: _______________________________
                                                   Robert T. Giaimo, President


Date: ____________________                By: _______________________________
                                                              , Owner Operator